UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 16, 2010
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.  Termination of a Material Definitive Agreement
Effective April 16, 2010, the Company terminated its pre-delivery payment facility with HSH Nordbank AG as security agent, and other loan participants.  This facility was used from time to time to fund a portion of the pre-delivery payments made to Boeing for future B737-800 aircraft deliveries.  No amounts were outstanding under this facility at March 31, 2010.

ITEM 2.02.  Results of Operations And Financial Condition
Alaska Air Group, Inc. today issued a press release reporting financial results for the first quarter of 2010. The press release is filed as Exhibit 99.1.

ITEM 7.01.  Regulation FD Disclosure
Pursuant to 17 CFR Part 243 (“Regulation FD”), the Company is submitting information relating to its financial and operational outlook in an Investor Update as attached in Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information under this item and Exhibit 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01  Financial Statements and Other Exhibits

Exhibit 99.1                                Press Release dated April 22, 2010
Exhibit 99.2                                Investor Update dated April 22, 2010

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: April 22, 2010

/s/ Brandon S. Pedersen
Brandon S. Pedersen
Vice President/Finance and Controller

/s/ Glenn S. Johnson
Glenn S. Johnson
Executive Vice President/Finance and Chief Financial Officer